UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 11, 2014
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 11, 2014 David J. Nielsen, who had been serving as Co-President of Overstock.com, Inc. (the “Company”), was appointed Senior Vice President, Business Development, effective immediately.

Item 7.01 Regulation FD Disclosure

CEO Patrick Byrne said, “In 2013 I had a protracted health problem, and during my absence and subsequent recovery Jonathan Johnson stepped into the role of acting CEO, and Stormy Simon and Dave Nielsen into Co-President roles. Now that I am back and well-recovered, in 2014 I have been working to streamline the organizational structure. Jonathan has become Chairman, Stormy has become President, and Dave has graciously returned to the role of SVP in order to manage our incubator. I thank all of them for taking up the slack for me.”

This Form 8-K may include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on July 29, 2014, and any subsequent filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ MARK J. GRIFFIN
Mark J. Griffin
Senior Vice President, General Counsel and Corporate Secretary
Date:	August 13, 2014

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